                                                                     Exhibit 4.4

                                     FORM OF
                    COMMONWEALTH SCIENTIFIC CORPORATION, INC.
                      NON-QUALIFIED STOCK OPTION AGREEMENT

NO. OF SHARES SUBJECT TO THIS AGREEMENT:    [TOTAL OPTIONS]

EXPIRATION DATE:                                     MARCH 31, 2004

         THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this "AGREEMENT") is made and entered into as of March 31, 1999, by and between COMMONWEALTH SCIENTIFIC CORPORATION, INC., a Virginia corporation (the "COMPANY"), and [FIRST NAME] [LAST NAME] (the "OPTIONEE").

         1. GRANT OF OPTION. Subject to the terms and conditions set forth herein, and without regard to any termination of Optionee's employment or other affiliation with the Company, on March 31, 1999 (the "DATE OF GRANT"), the Company granted to the Optionee an option to purchase (the "OPTION") all or any part of an aggregate of [[TOTAL OPTIONS]] shares of common stock of the Company, $1.00 par value per share ("COMMON STOCK") (which, together with any securities issued with respect to those shares by way of stock dividend, stock split, share transfer, merger, consolidation, or other change in capitalization, whether before or after the date of exercise of the Option, are referred to as "PURCHASE SHARES"), at the purchase price of [[PRICE]] per share ("EXERCISE PRICE"). This Option is not intended to be an incentive stock option under
Section 422 of the Code.

         2. TERMS AND CONDITIONS. This Option is subject to the following terms and conditions:

              (a) EXPIRATION DATE. This Option shall expire on March 31, 2004 ("EXPIRATION DATE"). No part of this Option may be exercised after that date.

              (b) EXERCISE OF OPTION BY OPTIONEE. This Option shall be immediately exercisable as of the Date of Grant with respect to all shares. Once the Option has become exercisable, it will remain so until the Expiration Date subject to Section 2(c) hereof. This option can be exercised only with respect to full shares and only with respect to a minimum of 100 shares at the time of any exercise. A partial exercise of this Option shall not affect the Optionee's right to exercise this Option with respect to the remaining shares, subject to the conditions of this Agreement.

              (c) EXERCISE OF OPTION UPON THE OPTIONEE'S DEATH. If the Optionee dies before the Expiration Date, this Option may be exercised for the number of shares the Optionee was entitled to purchase on the date of his death by the Optionee's estate, personal representative, person(s) or entity to whom his rights under this Option shall pass by will or the laws of descent and distribution. The estate, personal representative, or other such person or entity must exercise the Option in accordance with the procedures set forth in this Agreement no later than the earlier of (i) three (3) months after the date of the Optionee's death, or (ii) the Expiration Date.

              (d) METHOD OF EXERCISING OPTION AND PAYMENT FOR SHARES. This Option, or any portion thereof, shall be exercised by written notice delivered to the attention of the Company's Secretary at the Company's principal office. The exercise date shall be (i) the date of postmark, in the case of notice by mail, or (ii) the date of delivery, if delivered in person. The exercise notice shall be accompanied by payment of the Exercise Price in full and any required Tax Withholding (as defined in Section 6 below). As a condition to exercise of this Option, the Optionee shall, in the Company's sole discretion, enter into the Company's Shareholders Agreement, if any, then in effect. Payment shall be made in cash, in the form of currency or check or other cash equivalent acceptable to the Company.

         3. NONTRANSFERABILITY. The Option may not be transferred except by will or by the laws of descent and distribution. During the Optionee's lifetime, the Option may be exercised only by the Optionee.

         4. REDEMPTION OF PURCHASE SHARES. Upon the Optionee's separation from service with the Company or an Affiliate, the Company shall have the option (but not the obligation) to purchase any Purchase Shares that have been acquired upon exercise of the Option, and the Optionee, his estate, personal representative, or other person or entity who acquires the shares by will or by the laws of descent and distribution shall be required to sell such shares to the Company. The redemption price for the Purchase Shares will be the Fair Market Value (defined below) of the shares on the date of redemption. The Company's acquisition of the Purchase Shares, and payment of the redemption price, to the Optionee, his representative or other person(s) or entity will occur on a date determined by the Company (which, in the event of the Optionee's death, will be no earlier than three months after the date of death) and will be completed no later than six (6) months after the date of separation from service. For purpose of this Agreement, "Fair Market Value" shall mean the last reported sales prices of the Common Stock on the Nasdaq National Market on the date as of which fair market value is to be determined or, in the absence of any reported sales of Common Stock on such date, on the first preceding date on which any such sale shall have been reported. If Common Stock is not listed on the Nasdaq National Market on the date as of which fair market value is to be determined, the Board of Directors of the Company or any successor thereto (the "Board") shall determine in good faith the fair market value in whatever manner it considers appropriate.

         5. TRANSFER OF SHARES. Prior to the consummation of an initial public offering that is registered under the 1933 Act (but subject to Section 15 hereof), the Optionee shall not transfer, or permit the transfer of, any of his Purchase Shares, except in accordance with SECTION 4 of this Agreement. Any non-authorized transfer of shares will be void and of no legal force.

         6. WITHHOLDING TAXES. If the Company shall be required to withhold any federal, state, local or foreign tax ("TAX WITHHOLDING") in connection with any exercise of the Option, Optionee shall, as a condition of delivery of the Purchase Shares, pay the tax or make provisions that are satisfactory to the Company for the payment thereof concurrent with the payment of the Exercise Price.

         7. NO RIGHTS AS A SHAREHOLDER. The Optionee shall have no rights as a shareholder with respect to the Common Stock until the Optionee has exercised the Option, paid the Exercise Price, and paid any Tax Withholding in accordance with the requirements of this Agreement.

         8. REPRESENTATIONS AND WARRANTIES OF OPTIONEE. Optionee represents and warrants to the Company that:

              (a) AGREES TO TERMS OF THIS AGREEMENT. Optionee has received a copy of this Agreement, has read and understands the terms of this Agreement, and agrees to be bound by their terms and conditions. Optionee acknowledges that there may be adverse tax consequences upon acquisition of the Purchase Shares, and that Optionee should consult a tax adviser prior to such acquisition or disposition.

              (b) UNREGISTERED STOCK. Optionee acknowledges and understands that any shares of Common Stock acquired upon the exercise of this Option will not be registered under the Securities Act of 1933, as amended ("1933 ACT"), or any applicable state securities laws by reason of claimed exemptions from registration thereunder which depend in part on Optionee's investment intentions and is aware that no federal or state agency has made any review, finding or determination regarding the Common Stock nor any recommendation or endorsement of the Common Stock as an investment, and Optionee must forego the security, if any, that such a review would provide.

              (c) PARTY TO INTEREST; KNOWLEDGE AND EXPERIENCE. Optionee is the sole party in interest with respect to the Common Stock subject to the Option and has sufficient knowledge and experience in financial and business matters to enable Optionee to evaluate the merits and risks of this investment. Optionee My understands the substantial risks associated with the Company's business.

              (d) SPECULATIVE NATURE OF PURCHASE. Optionee recognizes the speculative nature and the high risk of loss associated with the acquisition of Common Stock upon the exercise of this Option and the operation of the Company and affirms that Optionee is willing and able to bear the high risk of this investment for an indefinite period of time.

              (e) RESTRICTED SECURITIES. Optionee acknowledges that the shares of Common Stock acquired upon the exercise of this Option will be "restricted" securities under the 1933 Act, and that Optionee will therefore not be able to transfer, sell, assign or otherwise dispose of the shares unless the shares are registered under the 1933 Act and applicable state securities laws or unless an exemption is available. In addition to any legend required by any Shareholders' Agreement, Optionee acknowledges that the certificate(s) representing any shares of Common Stock acquired upon the exercise of this Option may bear a restrictive legend as follows:

              The shares represented by this certificate have not been registered under the Securities Act of 1933 or any state securities laws. These shares may not be sold, exchanged, made subject to a security interest, pledged, hypothecated or otherwise transferred without an effective registration statement for such shares under the Securities Act of 1933 and applicable state securities laws, or an opinion of counsel acceptable to the corporation that such registration is not required.

              The securities represented by this certificate are subject to the terms and conditions of a Stockholders Agreement, by and among Company and the stockholders of Company, which Agreement includes certain restrictions on transfer. A copy of such Stockholders Agreement is on file and available for inspection at the principal office of Company, and no transfer of the interests represented by this certificate shall be valid or effective unless or until the terms and conditions of such Agreement shall have been complied with.

         9. REPRESENTATIONS AND WARRANTIES OF COMPANY. The Company represents and warrants to the Optionee that:

              (a) AUTHORITY. This Agreement has been duly authorized and is a valid and binding instrument against the Company, enforceable in accordance with its terms.

              (b) COMPLIANCE WITH LAW. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; PROVIDED, HOWEVER, that notwithstanding any other provision of this Agreement, the Option shall not be exercisable if the exercise thereof would result in a violation of any such laws.

              (c) PURCHASE SHARES. Upon the Optionee's payment for the Purchase Shares and any Tax Withholding, the Purchase Shares shall be duly authorized and issued, fully paid and nonassessable, and the Purchase Shares shall have good marketable title, free and clear of all liens, security interests and other encumbrances. Once payment has been made for the Purchase Shares and any Tax Withholding, the Company will release the applicable certificate to the Optionee. The Optionee shall have the right to vote the Purchase Shares and receive dividends thereon after the Exercise Price and any Tax Withholding has been paid to the Company and prior to their forfeiture.

         10. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations, warranties, covenants, and agreements contained herein or made in writing by the Optionee or the Company in connection with the transaction contemplated hereby, except any representation, warranty or agreement as to which compliance may have been appropriately waived, shall survive the execution and delivery of this Agreement.

         11. RIGHT TO TERMINATE EMPLOYMENT AND ADJUST COMPENSATION. This Option does not confer upon the Optionee any right to continued employment with the Company or an Affiliate (as applicable), nor does any provision of this Agreement limit in any way any right that the Company or an Affiliate may otherwise have to terminate the employment or adjust the compensation of the Optionee at any time.

         12. CHANGE IN CAPITAL STRUCTURE. The terms of this Option, including the number of Purchase Shares covered thereby and the Exercise Price thereof, shall be adjusted if the Company determines, in its sole discretion, that such adjustment is required in the event the Company effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or other similar changes in capitalization, whether subject to an agreement of merger, consolidation or share exchange between the Company and an unaffiliated party, or otherwise, and in all events subject to the terms of Section 13 of this Agreement. The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the terms of this Option.

         13. MERGER, CONSOLIDATIONS, ACQUISITIONS OR DISSOLUTION OF THE COMPANY. In the event of the merger or consolidation of the Company with or into another unaffiliated entity, or the acquisition by another unaffiliated entity or person of all or substantially all of the Company's assets or more than fifty percent (50%) of the Company's then outstanding voting stock, or the liquidation, dissolution, or winding up of the Company (other than in a restructuring transaction which results in the continuation of the Company's business by an affiliated entity), then the Exercise of the Option, and Optionee's rights thereunder, shall be subject to the applicable terms and conditions of the agreement by and between the Company and such unaffiliated entity or person (including without limitation an agreement and plan of merger) governing such transaction.

         14. FRACTIONAL SHARES. Fractional shares shall not be issued hereunder, and when any provision hereof may entitle Optionee to a fractional share, such fraction shall be disregarded.

         15. LOCK-UP AGREEMENT. Notwithstanding anything contrary in this Agreement, in the event the Company's Common Stock is registered under the 1933 Act in an initial public offering (a "Public Security"), Optionee agrees, if requested by the Company's underwriters, to execute a lockup agreement pursuant to which the Optionee agrees, for a period of 180 days (or such longer or shorter period as may be required by the Company's underwriters) following, the date such Common Stock becomes a Public Security, not to sell, transfer or otherwise dispose of any Purchase Shares held by the Optionee.

         16. RELATION TO OTHER BENEFITS. Any economic or other benefit to the Optionee under this Agreement shall not be taken into account in determining any benefits to which the Optionee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or any subsidiary and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering, employees of the Company or any subsidiary.

         17. NOTICE. Any notice or other communication given pursuant to this Agreement shall be in writing and shall be personally delivered or mailed by United States registered or certified mail, postage prepaid, return receipt requested, if to the Optionee, at the address on the signature page hereto, and if to the Company, at the following address:

         18. Any such notice shall be deemed to have been given (a) on the date of postmark, in the case of notice by mail, or (b) on the date of delivery, if delivered in person.

         19. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of legatees, distributees, and personal representatives of the Optionees and the successors of the Company.

         20. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each signed by different persons and all of said counterparts together shall constitute one and the same instrument, and such instrument shall be deemed to have been made, executed and delivered on the date first herein-above written, irrespective of the time or times when the same or any counterparts hereof actually may have been executed and delivered. This Agreement shall become effective when the Company shall have executed and delivered a counterpart hereof to the Optionee and the Optionee shall have executed and delivered a counterpart hereof to the Company.

         21. SEVERABILITY. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

         22. ENTIRE AGREEMENT. This Agreement shall constitute the entire agreement with respect to the subject matter hereof.

         23. HEADING. The section, subsection and paragraph headings utilized throughout this Agreement are for convenience and reference only, and the words contained herein shall not be held to expand, modify, amplify or aid in the interpretation, construction, or meaning of this Agreement.

         24. CONSTRUCTION. The construction of this Agreement shall be vested in the Board, and the Board's construction shall be final and conclusive.

         25. GOVERNING LAW. This Agreement shall be governed by the laws of the Commonwealth of Virginia.

         This Non-Qualified Stock Option Agreement is executed by the Company as of this 31st day of March, 1999.

                                  COMMONWEALTH SCIENTIFIC CORPORATION, INC.

                                  By:
                                     --------------------------------------
                                     Christine B. Whitman
                                     Chief Executive Officer


The undersigned Optionee hereby acknowledges receipt of an executed original of this Non-Qualified Stock Option Agreement and accepts the Option granted hereunder, subject to the terms and conditions set forth above.


                                  Signature:                     Date:
                                            ---------------------     ----------
                                            [FIRST NAME] [LAST NAME]
                                            [ADDRESS]
                                            [CITY], [STATE]  [ZIP]